Exhibit 10.113

NEITHER, THE ISSUANCE AND SALE OF THE SECURITIES, REPRESENTED BY THIS CERTIFICATE, NOR, THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM GENERALLY ACCEPTABLE TO THE COMPANY’S LEGAL COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (ii) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

FORM OF ADVAXIS, INC. Convertible Note

FOR VALUE RECEIVED ($100,000 CASH CONSIDERATION BY WIRE TRANSFER), ADVAXIS, INC., a Delaware corporation (hereinafter called “Borrower” or the “Company”), hereby promises to pay to jmj financial (the “Holder” or “Lender”) or order, without demand, the aggregate principal amount of ONE-HUNDRED THOUSAND DOLLARS ($100,000.00) (the “Principal Amount”), payable on August 29, 2013 (the “Maturity Date”). This Convertible Note (“Note”) is an unsecured obligation of the Borrower. There shall be no periodic payments of interest on this Note. The following terms shall apply to Note:

Section 1. Conversion. The conversion privileges set forth herein shall remain in full force and effect immediately from the date hereof and until Note is paid in full regardless of the occurrence of an Event of Default but subject to this Section 1. The Principal Amount of Note, or such portion thereof, that has not previously been converted into common stock, $0.001 par value, of the Company (the “Common Stock”) in accordance with Section 1 hereof, if any, shall be payable in full on the Maturity Date. The Holder shall have the right to convert the Principal Amount of this Note into shares of the Borrower’s Common Stock as set forth below. The conversion price in effect on any date of conversion shall be equal to $0.15, subject to adjustment herein (the “Conversion Price”). In addition, for any conversion subsequent to November 30, 2012, if the market price of the stock is less than $0.16 per share, then the Holder may convert in part or whole, any time thereafter, at a rate of 95% of the average of the three lowest closing prices in the 15 trading days previous to the conversion. The Holder shall have the option, but shall not be required, to convert all or a portion of the Note into a number of fully paid and non-assessable shares of Common Stock (the “Conversion Shares”). The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding Principal Amount of this Note to be converted by (y) the Conversion Price. As a condition to effecting the conversion set forth above, the Holder shall properly complete and deliver to the Company a notice of conversion (the “Notice of Conversion”). The Notice of Conversion shall set forth the Principal Amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”);. If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. Upon timely delivery to the Borrower of the Notice of Conversion, certificates evidencing that number of shares of Common Stock for the portion of the Note converted in accordance herewith shall be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit / Withdrawal at Custodian system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Conversion Shares to, or resale of the Conversion Shares by, the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Conversion by the date that is three (3) trading days after the Conversion Date (such third day being the “Share Delivery Date”). Note may be converted by the Holder, in whole or in part, as described in this Section 1 hereof. Upon partial conversion of Note, a new Note containing the same date and provisions of Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of Note and interest which shall not have been converted or paid. Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible by the Holder hereof, and the Company shall not effect any conversion of this Note or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock.

Section 2. Event of Default. The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make the outstanding Principal Amount plus all other amounts payable under this Note immediately due and payable in cash at the Mandatory Default Amount (as defined below), upon demand: (i) the Borrower fails to pay the Principal Amount or other sum due under Note when due; (ii) the Borrower breaches any covenant of this Note and such breach, if subject to cure, continues for a period of three (3) trading days; (iii) the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed; (iv) any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than ONE MILLION DOLLARS ($1,000,000.00) and shall remain unvacated, unbonded or unstayed for a period of THIRTY (30) days; (v) bankruptcy, reorganization, insolvency proceeding, liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against them are not dismissed within THIRTY (30) days of initiation; (vi) a default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of ONE MILLION DOLLARS ($1,000,000.00) for more than TWENTY (20) days after notice to the Borrower from the Holder, unless the Borrower is contesting the validity of such obligation in good faith and has segregated cash funds equal to not less than one-half of the contested amount; (vii) borrower’s failure to deliver Common Stock to the Holder pursuant to and in the form required by Note within THREE (3) trading days after the applicable Conversion Date; (viii) failure by the Borrower to have reserved for issuance upon conversion of this Note the amount of Common stock as set forth in this Note.

Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. For purposes of this Section 2, “Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding Principal Amount of this Note, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 100% of the outstanding principal amount of this Note, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

Section 3. Reservation of Shares. At all times during which this Note is convertible, the Borrower will reserve from its authorized and unissued Common Stock to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower will at all times reserve at least 3,250,000 shares of Common Stock for conversion.

Section 4. Piggyback Registration Rights. The Borrower shall include on the next registration statement the Borrower files with the Securities Exchange Commission (the “SEC”) (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of this Note in the amount of not less than 3,250,000 shares. Failure to do so will result in liquidated damages of $50,000.00 (fifty thousand) of the outstanding principal balance of this Note being immediately due and payable to the Lender at its election in the form of cash payment or addition to the balance of this Note.

Section 5. No Shorting. Lender agrees that so long as this Note from Borrower remains outstanding, Lender will not enter into or effect “short sales” of the Common Stock or hedging transaction which establishes a net short position with respect to the Common Stock of Borrower. Borrower acknowledges and agrees that upon delivery of a conversion notice by Lender, Lender immediately owns the shares of Common Stock described in the conversion notice and any sale of those shares issuable under such conversion notice would not be considered short sales.

Section 6. Miscellaneous. The Borrower may not assign this Note. This Note will be binding upon the Borrower and its successors and will inure to the benefit of the Lender and its successors and assigns and may be assigned by the Lender to anyone of its choosing without Borrower’s approval. This Note will be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in Miami-Dade County, in the State of Florida. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

In the event of any action or proceeding by Lender against Borrower, and only by Lender against Borrower, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by Lender via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Borrower at its last known attorney as set forth in its most recent SEC filing. In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel. Lender also has the right to have any such opinion provided by Borrower’s counsel. Any notice required or permitted hereunder (including Conversion Notices) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

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The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of Note. However, the Holder will have the rights of a shareholder of the Borrower with respect to the shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

Signature page to follow…

This Note will become effective only upon the occurrence of these two events: (a) execution by both parties and (b) full payment by Holder.

IN WITNESS WHEREOF, Borrower has caused Note to be signed in its name by an authorized officer as of the 27th day of August 2012.

ADVAXIS, INC.

By:
Name: Thomas A. Moore
Title: Chairman/ CEO

JMJ FINANCIAL

By:
Its Principal & Portfolio Manager

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